SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 10, 2003

                           COMMISSION FILE NO. 0-49915


                            HERBALORGANICS.COM, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             NEVADA                                        88-049628
-----------------------------------          -----------------------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



                  7708-119A STREET, DELTA, B.C., CANADA V4C 6N6
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (604) 596-9166
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)



             7171 - 121ST STREET #109, SURREY, B.C., CANADA V3W 1G9
                      -----------------------------------
                                (FORMER ADDRESS)

ITEM 1.     CHANGES IN CONTROL OF THE REGISTRANT.

     On October 10, 2003, Visioneer Holdings Group, Inc. ("Visioneer"), TransCalling Communications, Inc., and Nicholas Shamy, respectively, subscribed to 7,600,000, 1,235,000 and 665,000 restricted, newly issued shares of the Registrant's common stock, $.001 par value per share (the "Common Stock" or the "Shares"). Also on that same date, Visioneer purchased 10,000,000 shares of issued and outstanding Common Stock from Thomas Whalen, the Company's former Chief Executive Officer. As a result of the subscriptions and the purchase, the control of the Registrant shifted to the following individual:

     Name               No.  of  shares            Percentage
     ----               ---------------            ----------
Marius  Silvasan        17,600,000(1)                  64%

(1) Beneficially owned through Visioneer Holdings Group Inc.

Immediately after the transactions, there will be 27,500,000 shares of Common Stock outstanding.


ITEM  2.   ACQUISITION  OF  DISPOSITION  OF  ASSETS.

     In September 2003, the Registrant formed a wholly-owned subsidiary, Teleplus Retail Services, Inc., a Quebec, Canada Corporation ("Teleplus Retail"). On October 1, 2003, Teleplus Retail purchased the following assets (the "Purchased Assets") from 3577996 Canada Inc., a Canada Business Corporation ("3577996"), relating to 3577996's "TelePlus Consumer Services" business ("Teleplus" or the "Business"):

(a)     The  Cash;
(b)     The  Accounts  Receivable;
(c)     The  Inventory;
(d) The Prepaid Expenses and Deposits to the extent they may be used by the Purchaser;
(e)     The  Loans  Receivable;
(f)     The  Computer  Hardware;
(g)     The  Computer  Software;
(h)     The  Leasehold  Improvements;
(i)     The  Office  Equipment  and  Furniture;  and
(j)     The  Goodwill

The Registrant expects to change its name to Teleplus Enterprises, Inc. in the near future.

A summarized description of TelePlus' business prior to the asset
Acquisition is provided below. TelePlus Retail intends to capitalize on the achievements of TelePlus by using the purchased assets to create shareholder value.

DESCRIPTION  OF  THE  BUSINESS
Over the years, TelePlus has developed a reputation as the lead provider of wireless and portable communication devices in Canada. Today TelePlus' products include wireless handsets and services from major Canadian carriers, international phones, satellites, home phones and other mobile electronic devices including an exclusive line of international GSM world phones.

TelePlus has succeeded in creating a unique position in the wireless industry by marketing a wide variety of wireless and communication products under a "one-stop wireless shop" concept. Microcell Solutions, Telus, PageNet, StarChoice, Olympus, Samsung, Sanyo and Vtech are among some of the brands promoted by TelePlus.

TelePlus has shown strong revenue growth from US$1.4 million in 2000 to an expected US$8.5 million by the end of 2003. TelePlus' delivers high consumer confidence and exceptional customer service, which is evidenced by winning 2 consecutive times the "Consumer's Choice Award" for best wireless retail business - 2002 & 2003.

DESCRIPTION OF PRINCIPAL PRODUCTS & SERVICES
Over the last few years, TelePlus has successfully negotiated distribution agreements with the major Canadian wireless providers as well as with a variety of communication vendors. Today, those agreements allow TelePlus to promote the products and services of, among others:
--------------------------------------------------------------------------------
TABLE  1:  RANGE  OF  PRODUCTS  AND  SERVICES
As  of  2003
--------------------------------------------------------------------------------
* Product/Service            :       Providers/Vendors
* Wireless Products/Services :       Microcell Solutions (Fido), Telus Mobility
* Home Phones                :       Panasonic, V-Tech, Sanyo, Siemens, Uniden
* Pagers and 2-way Pagers    :       PageNet, Unipage, Tele-Page
* Satellite Dish systems     :       StarChoice
* CD & MP3 Players           :       Sanyo, Samsung

--------------------------------------------------------------------------------
Our range of offering has continuously increased since 1999
--------------------------------------------------------------------------------

TelePlus' intends to continue developing its product offering over the next few years to become the premier choice of consumers seeking the purchase of wireless and portable communication devices in Canada.

COMPETITIVE BUSINESS CONDITIONS
TelePlus faces competition from different retail players, amongst which we can find the shops of wireless carriers, large surface retailers and specialized wireless and telephone shops.

Wireless  Carriers'  Shops
--------------------------
TelePlus faces competition from the wireless carriers established corporate stores and/or dealers. In this area TelePlus' primary competitors are the following:
o     Bell World
o     Rogers AT&T
o     Telus Mobility
o     Fido

The above stated retailer outlets in all cases sell only the wireless products and services of their respective carrier. In addition, these retail outlets in all cases except Bell World do not promote any other services than wireless products.

TelePlus' product offering is superior to those offered by these retail outlets as TelePlus offers a "one-stop wireless shop" concept in promoting under one roof a variety of wireless and communication products. This concept drastically differs from conventional wireless stores as consumers are guided towards an optimum wireless solution based on their needs and expectations.

Large Surface Retailers
-------------------------
TelePlus also competes against large surface retailers, however, they only promote wireless boxed products with limited customer support. The largest players in Canada are:
o     FutureShop
o     Office Depot
o     Best Buy

TelePlus intends to provide its full range of services through Wal-Mart and Sam's Club stores. This will allow TelePlus to quickly penetrate the market nationwide, limit direct competition and capitalize on these mass merchandisers flow of customers.

Specialized Wireless & Phone Retailers
--------------------------------------
Under this category we find those stores that are direct competitors to TelePlus' "one-stop wireless store" concept. TelePlus main competitors are:

o Cabine Telephonique. Operates 42 stores primarily in Quebec and Ontario; and promotes all brands of wireless products in addition to home phones and related products.

o Wireless Wave. Operates 66 stores primarily in Western Canada and Toronto; and its product line is limited to wireless products and services.

o Radio Shack. Operates 900 stores across Canada; and sells the wireless services of Rogers AT&T in addition to a variety of phone products and services.

Others
------
In addition to the above-mentioned competitors, TelePlus faces competition from a variety of independent retailers promoting one to a few wireless carriers' products and services. In the last year, however, wireless carriers have been limiting their issuance of new retail licenses and some of them have even started reducing the number of issued retail licenses to consolidate their efforts with larger customers such as TelePlus. This trend is expected to continue in the coming year and it should prevent the upcoming of additional competitors in the marketplace.

NO  DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS
TelePlus is currently finalizing a concession agreement with Wal-Mart Canada & SAM's CLUB Canada. Should such agreement be finalized TelePlus would operate wireless kiosks located within various Wal-Mart and SAM's CLUB stores. This would result in TelePlus' revenues and earnings bearing a high level of dependency on Wal-Mart and SAM's CLUB. This relationship between Sam's Club, Wal-Mart and TelePlus is expected to cover Canada. Sam's Club and Wal-Mart may elect to transact with other third party management companies should TelePlus fail to perform.

PATENTS,  TRADEMARKS  &  LICENSES
No patents or licenses are required. TelePlus filed an application to obtain "SimplySellular" as a trademark.

NEED  FOR  GOVERNMENT  APPROVAL
TelePlus  does  not  need  any  government  approval.

RESEARCH  &  DEVELOPMENT  OVER  PAST  TWO  YEARS
TelePlus has spent approximately 2,000 hours over the last two years resulting in a cost of approximately $200,000 for research and development.

EMPLOYEES
TelePlus has a total of 90 employees, 60 of which are full time.

DESCRIPTION  OF  PROPERTY
TelePlus currently has in place 23 leases for various properties. Twenty-two are retail store leases and 1 lease is for its head office. TelePlus' retail stores vary in size from 200 to 600 square feet. TelePlus' head office (3,500 square feet) is located in an office building. All TelePlus' leases except two are five years in length.

LEGAL  PROCEEDINGS
The following proceedings have been instigated against TelePlus. TelePlus Retail doesn't believe the following legal proceedings would impact TelePlus Retail on a moving forward basis nevertheless such proceedings are disclosed.

o Labor: TelePlus is currently defending an action instigated against it by a former employee. Such employee claims TelePlus dismissed her because she became pregnant. TelePlus claims having dismissed her, within 3 months following her commencement date, for lack of performance. Total liability to TelePlus, if it losses the claim, may reach a maximum of $2,500. TelePlus is currently defending a few non-material labor issues instigated by former employees.

o Goods & Services: TelePlus is currently defending an action instigated against it by one of its suppliers. Such supplier claims TelePlus defaulted on the payment of goods sold by supplier to the company. TelePlus claims it failed to pay the goods sold by supplier because such goods were purchased contingent on supplier making available to TelePlus wireless network access which supplier failed to provide. Thus TelePlus is unable to sell these goods at retail and has attempted, without success, to return the goods to the supplier. Supplier has refused to take the goods back. Total liability to TelePlus, if it losses the claim, may reach a maximum of $20,000.

o Company Stock: TelePlus is currently defending an action instigated against it by two private individuals. Such individuals claim having attempted to purchase TelePlus stock from a consultant of TelePlus and such transaction failed. These individuals claim having wired funds to the said consultant but said consultant failed to provide the individuals with the purchased TelePlus stock. The individuals claim that TelePlus and its president, Marius Silvasan, are jointly responsible for the failed transactions thus have filed a claim against TelePlus and its president for the amount of their investment. TelePlus and its president claim having no responsibility in the transaction. Such transaction was to occur between two third parties, one owning some TelePlus stock and the other two individuals interested to purchase such stock. The fact that the transaction failed to be completed among the parties does in no way imply any responsibility on TelePlus or its president. Total liability to TelePlus, if it losses the claim, may reach a maximum of $7,500.

o Financing: TelePlus is currently defending an action arising out of a proposed financing transaction that was never consummated and therefore, terminated by TelePlus. That transaction contemplated that (i) TelePlus would be merged with a subsidiary of a non-operating, publicly owned company, (ii) that the shareholders of TelePlus would become the controlling shareholders of the public company and (iii) thereafter several prospective purchasers would purchase shares of stock of that public company. The contemplated transactions were to have closed by the later of September 15, 2003 or the delivery of a notice that TelePlus declined such funding. The closing did not occur on September 15, 2003. Those prospective investors, who are the complaining parties in this lawsuit, never purchased any shares of the shell company and never formally offered to otherwise provide funds to TelePlus. Accordingly, on September 23, 2003, TelePlus notified the public company that it was not going to proceed with the merger and notified the prospective investors that it was declining any funding from them. The complaining parties filed their action against TelePlus seeking a temporary restraining order and other injunctive relief against TelePlus. On October 2, 2003, the Court denied the motion for a temporary restraining order against TelePlus. A hearing on the motion for the other injunctive relief has been scheduled for October 16, 2003. TelePlus believes that this lawsuit is without any merit and intends to vigorously defend itself in this lawsuit.

INFORMATION REGARDING LARGEST SHAREHOLDERS, NUMBER OF SHARES, NAME
Visioneer is the Company's largest shareholder. Visioneer is located at 1255 Phillips Square, Suite 605, Montreal, Quebec, H3B 3G5. Visioneer, for which Marius Silvasan is the beneficiary holder, currently owns 17,600,000 shares, which represent 64% of the issued and outstanding Common Stock.

TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS AND DIRECTORS OR OTHER RELATED PARTIES, SUCH AS LEASES, EMPLOYMENT AGREEMENTS
The company currently has employment agreements with all company executives and key managers.

RISKS:

Business Risk:
--------------
o    Limited  duration  of agreements in place with major wireless carriers. The
     -------------------------------
     TelePlus' current sales volumes have enabled the firm to build strong relationships with a variety of wireless and communication partners thus, minimizing the risks associated with the non-renewal of any of TelePlus agreements.

o    No  product exclusivity. The current market consolidation undertaken by the
     -----------------------
     major wireless carriers limit TelePlus risk associated with no product exclusivity as new retail players can't readily get access to the products and services offered by TelePlus;

o    Rapid  product  obsolescence;  the  wireless and communication market place
     ----------------------------
     face rapid product obsolescence requiring TelePlus to maintain short inventory cycles and technically enabled sales consultants;

o    Price  erosion;  TelePlus is faced with high price elasticity resulting in
     --------------
     the erosion  of  its  margin  on  certain  products;

o    Negative  impact  on  profit  margins  resulting  from  price  wars;
     ---------------------------

o    Issuance  of  a  large number of wireless licenses increasing the number of
     --------------------------------------------------
     competitors;

o    TelePlus'  ability  to  hire and retain experienced industry professionals;
     ---------------------------------------
     and

o    Reliance  on  Key  Management.  Our  success  is  highly dependent upon the
     -----------------------------
     continued services of Marius Silvasan, our Chief Executive Officer, Benoit Bube, our VP Sales, Darren Lisak, our Director of Procurement and Logistics and David Spencer, our Director of Development. If any of the foregoing persons were to leave us, it could have a materially adverse effect upon our business and operations.

Financial Risk:
---------------
o    TelePlus'  ability  to  secure competitive pricing arrangements in a market
     ---------------------------------------------------------------
     dominated by larger retailers with higher financial resources; TelePlus' margins being very low any reduction in margin may adversely affect TelePlus' profitability. TelePlus' ability to achieve economies of scale is critical to TelePlus' long-term viability.

o    TelePlus'  capacity to secure required financing; TelePlus will be required
     ------------------------------------------------
     to secure financing of approximately $4.3 million in order to implement its business plan and in order to grow its business in the upcoming years. Should TelePlus fail to secure the required financing TelePlus will not be able to execute its growth strategy and could have a materially adverse effect upon our ability to maintain current operations. As the industry reaches saturation large incumbents will be better positioned to face competitive demands. Small regional players will be called to disappear favoring market consolidation. It is important for TelePlus to achieve a dominant market position faster then its competitors. Such position will favor TelePlus' long-term viability.

Economic Risk:
--------------
o    Uncertain  growth  in  market  demand: Current market conditions indicate a
     -------------------------------------
     strong growth of wireless products in the upcoming years. Nevertheless technological development and unstable economic growth may affect current forecast which could adversely affect TelePlus revenues and profitability.

ITEM  5.   OTHER  EVENTS.

As a result of the purchase of assets from 3577996 and the change in focus of the Registrant's business, the Registrant is changing its name from HerbalOrganics.com, Inc. to Teleplus Enterprises, Inc. In addition, on October 10, 2003 the former sole director and sole officer of HerbalOrganics.com resigned and Marius Silvasan was appointed director and Chief Executive Officer.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  3577996  Canada  Inc.

(a)  Financial  Statements  of  Businesses  Acquired  To  Be  Provided

(b)  Pro  Forma  Financial  Information  To  Be  Provided

(c)  Exhibits:

2.1   Memorandum of Agreement
10.1  Subscription Agreement In HerbalOrganics.com, Inc. for 7,600,000 Shares
10.2  Subscription Agreement In HerbalOrganics.com, Inc. for 1,235,000 Shares
10.3  Subscription Agreement In HerbalOrganics.com, Inc. for 665,000 Shares


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HerbalOrganics.com, Inc.


October  14,  2003                              /s/  Marius  Silvasan
                                               --------------------------
                                               Marius  Silvasan
                                               Chief  Executive  Officer